As filed with the Securities and Exchange Commission on October 19, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERACTIVE INTELLIGENCE, INC.
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1933097 (IRS Employer Identification Number)

7601 Interactive Way
Indianapolis, Indiana 46278
(317) 872-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen R. Head
Chief Financial Officer,
Vice President of Finance and Administration,
Secretary and Treasurer
Interactive Intelligence, Inc.
7601 Interactive Way
Indianapolis, Indiana 46278
(317) 872-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Christine Long
Baker & Daniels LLP
600 E. 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Primary Offering:
Common Stock, $0.01 par value	3,000,000		$15.945	$47,835,000	$5,118.34
Secondary Offering:
Common Stock, $0.01 par value	1,000,000	(3)	$15.945	$15,945,000	$1,706.12
Total	4,000,000		$15.945	$63,780,000	$6,824.46
(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such additional shares of the Registrant’s common stock as may hereafter be offered or issued to prevent dilution to the indicated number of shares resulting from stock splits, stock dividends, or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The price per share is based on the average of the high and low sales prices reported on The Nasdaq Global Market for shares of the Registrant’s common stock on October 12, 2006.
(3) 1,000,000 shares of the Registrant’s common stock registered hereunder are registered for resale by the selling shareholder named in the prospectus.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholder may sell the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 19, 2006

Prospectus
INTERACTIVE INTELLIGENCE, INC.

4,000,000 Shares of Common Stock

We may offer and sell, from time to time, up to 3,000,000 shares of our common stock in amounts, at prices and on terms that we will decide at the time of the offering. In addition, the selling shareholder named in this prospectus under the caption “Selling Shareholder” may offer and sell, from time to time, up to 1,000,000 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling shareholder.

We will provide the specific terms of these offers and sales by us and the selling shareholder in supplements to this prospectus. This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement. You should read this prospectus and any supplements carefully before you invest. We may, and the selling shareholder may, offer common stock directly to investors or through agents, underwriters, or dealers. If any agents, underwriters, or dealers are involved in the sale of any of our common stock, their name and any applicable purchase price, fee, commission or discount arrangement will be set forth in the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Global Market under the symbol “ININ”. On October 18, 2006, the last reported sale price for our common stock was $16.96. You are urged to obtain current market quotations for shares of our common stock.

Our business and an investment in our common stock involve a high degree of risk. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2006.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement utilizing the “shelf” registration process that we filed with the Securities and Exchange Commission, or the SEC, which registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about our company and the securities. The registration statement can be read at the SEC’s web site (www.sec.gov) or at the offices mentioned under the heading “Where You Can Find More Information.”

Under this registration statement, we may offer, as described in this prospectus and any prospectus supplement(s), from time to time up to 3,000,000 shares of our common stock, and the selling shareholder may, from time to time, sell up to 1,000,000 shares of our common stock that he owns in one or more offerings.

This prospectus provides you with a general description of the shares we and the selling shareholder may offer. Each time shares are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described in this prospectus under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and in any prospectus supplement, including any information incorporated by reference. For more details on information incorporated herein by reference, you should review the discussion contained under the heading “Incorporation of Documents by Reference.” We have not, and the selling shareholder has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are only offering the securities in jurisdictions where offers are permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate at any date other than the date indicated on the cover page of these documents.

Unless the context otherwise requires or unless the prospectus supplement otherwise indicates, “we,” “us,” “our” and similar terms refer to Interactive Intelligence, Inc. and its subsidiaries.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or buy only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ii

INTERACTIVE INTELLIGENCE, INC.

We are a leading provider of software applications for contact centers and are leveraging that leadership position to provide mission-critical voice over Internet Protocol (VoIP) applications to enterprises. We participate in four distinct areas, all of whose needs are increasing for VoIP-based systems:

•	Contact Centers
•	Enterprise IP Telephony
•	Unified Communications and
•	Self-service Automation.

Our principal competitors are hardware vendors who offer proprietary approaches using a combination of phone systems, automated call distributors (ACD), voice mail systems, and interactive voice response (IVR) systems equipment. We offer a software solution based on the Microsoft Windows operating system that resides on a customer’s network and uses an open communications protocol called Session Initiation Protocol (SIP) for VoIP networking. This open approach typically results in lower overall costs for phone devices, system maintenance and customer networking. Our software applications are also pre-integrated to certain business applications such as financial, customer relationship management (CRM) and enterprise resource planning (ERP) software, thereby automating and tracking business transactions to customer interactions. We are best known for our bundled suite of contact center applications that includes multi-media customer contact management for phone calls, Web chat, Web callback, e-mail queuing, customer defined queues, and integrated speech recognition applications.

We market our software applications around the globe, both directly to customers and through more than 240 value-added resellers. Our software applications are installed in 70 countries and are available in over 15 languages. Resellers and customers are certified through our professional education center and supported by a global support group.

We were formed in 1994 as an Indiana corporation and maintain our executive offices at 7601 Interactive Way, Indianapolis, IN 46278. Our telephone number is 317-872-3000.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about purchasing our common stock, you should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, all of which are incorporated by reference herein in their entirety, as well as any modification, replacement or update to these risks and uncertainties that are reflected in any future filings we make with the SEC as described under “Where You Can Find More Information” below, which will also be incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks or uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and the documents incorporated by reference herein and any prospectus supplement hereto may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include:

•	changes in general economic and political conditions, interest rates and currency movements, including, in particular, exposure to foreign currency risks;

•	the significant variability in our quarterly operating results;

•	our ability to maintain profitability;

•	our ability and the ability of our competitors to maintain and improve upon current products and to introduce new products and technological innovations;

•	our ability to manage our complex third party relationships and to maintain and develop our relationships with our resellers and partners;

•	competitive pressures within our industry;

•	our ability to maintain and improve our current products and develop new products;

•	the reliance of our products on Microsoft technologies;

•	a decline in the market acceptance or demand for our products;

•	our ability to protect our proprietary rights on our software products;

•	termination of or amendments to third party licenses for technology embedded in our products;

•	the result of infringement claims or other pending litigation matters;

•	financial and operational risks associated with our international operations;

•	the volatility of our stock price;

•	changes in tax, accounting, governmental and other regulatory policies;

•	the effect of future acquisitions or divestitures or other corporate transactions;

•	the loss of, or changes in, executive management or other key personnel;

•	adverse or unfavorable publicity regarding us or our products;

•	our ability to obtain adequate financing to implement our business strategy; and

•	the financial and operational effects of being an accelerated filer as of December 31, 2006.

We discuss many of these risks in greater detail under the heading “Risk Factors” in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein, and any applicable prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should rely only on the information contained, or incorporated by reference, in this prospectus and any applicable prospectus supplement. We have not, and the selling shareholder has not, authorized anyone to provide you with different information. The common stock offered under this prospectus is not being offered in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus or that any information incorporated by reference in this prospectus or included in any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference or the prospectus supplement, as applicable. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of our common stock for general corporate purposes, including, but not limited to, capital expenditures, investments in subsidiaries, working capital, potential acquisitions and other business opportunities. We may set forth in the applicable prospectus supplement additional information on our intended use for the net proceeds received from the sale of any common stock sold pursuant to that prospectus supplement.

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder pursuant to this prospectus.

The selling shareholder will pay any underwriting discounts and commissions and expenses incurred by the selling shareholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholder in connection with sales by him. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, but not limited to, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING SHAREHOLDER

The selling shareholder, Donald E. Brown, M.D., may from time to time sell some, all or none of the shares that are owned by him being registered hereby. In addition, the selling shareholder may sell, transfer or otherwise dispose of a portion of the shares owned by him in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution.” We do not know how long the selling shareholder will hold his shares before selling them. We currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale of any of his shares.

The shares of our common stock covered by this prospectus may also be sold by donees, pledgees and other transferees or successors-in-interest of the selling shareholder. See “Plan of Distribution.”

Dr. Brown is our Chairman, President and Chief Executive Officer. He obtained the shares of our common stock that may be offered under this prospectus in private transactions prior to the Company's initial public offering in 1999. As indicated in the table below, Dr. Brown owns additional shares of our common stock that have not been registered under the registration statement of which this prospectus is a part. Dr. Brown may sell, transfer or otherwise dispose of any shares of our common stock owned by him in transactions exempt from the registration requirements of the Securities Act.

Dr. Brown may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the shares of our common stock owned by him since the date on which the information in the table below is presented. Information about the selling shareholder may change over time.

The table below sets forth, to our knowledge, the following information regarding the selling shareholder as of October 17, 2006:

•
the number of shares of our common stock beneficially owned by the selling shareholder on the date of this prospectus prior to the offering for sale of any of the shares being registered by the registration statement of which this prospectus is a part;

•	the number of shares of our common stock that may be offered for sale by the selling shareholder pursuant to this prospectus;

•
the number of shares of our common stock to be held by the selling shareholder after the resale of the offered shares, assuming the sale of all shares offered by the selling shareholder under this prospectus; and

•
the percent of ownership of our common stock by the selling shareholder after the offering, based on 16,744,062 shares of our common stock outstanding as of October 17, 2006, which includes the shares offered by this prospectus by the selling shareholder but excludes any shares that may be offered by us pursuant to this prospectus.

				Shares Owned After Offering(1)
Name	Shares of Common Stock Owned Prior to Offering		Number of Shares Being Offered	Number		Percent
Donald E. Brown, M.D.	5,167,896	(2)	1,000,000	4,167,896	(2)	24.3%

(1) Assumes the sale of all shares offered by the selling shareholder under this prospectus.
(2)  Includes 388,950 shares subject to stock options which are exercisable as of, or which will be exercisable within 60 days of, October 17, 2006.

PLAN OF DISTRIBUTION

We and the selling shareholder may sell the shares of our common stock being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors; or

•	through a combination of these methods of sale.

We will set forth in a prospectus supplement the terms of an offering of shares of our common stock, including:

•	the name or names of any agents or underwriters;

•	the name or names of, and the number of shares of our common stock being sold by, any selling shareholder participating in the offering;

•	the purchase price of the shares being offered and the proceeds we or the selling shareholder will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares from us or the selling shareholder;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

We or the selling shareholder may distribute the common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We or the selling shareholder may also, from time to time, authorize dealers, acting as our agents, to offer and sell common stock upon the terms and conditions set forth in the applicable prospectus supplement. We, the selling shareholder or the purchasers of common stock for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of common stock. Underwriters may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase common stock as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we or the selling shareholder will pay to underwriters or agents in connection with the offering of common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The selling shareholder and dealers and agents participating in the distribution of common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We or the selling shareholder may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of common stock we are offering under this prospectus an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.

To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than we or the selling shareholder sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In connection with the sale of shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may, in turn, engage in short sales of shares of common stock in the course of hedging the positions they assume. The selling shareholder may also sell shares of our common stock short and deliver shares to close out his short positions provided he has met his prospectus delivery obligations at the time of the short sale. The selling shareholder may also loan or pledge shares to broker-dealers that in turn may sell the shares offered hereby. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholder may also sell the shares in privately negotiated transactions, through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, through an exchange distribution in accordance with the rules of the applicable exchange, ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, to broker-dealers who may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share or a combination of any of the foregoing methods described in this paragraph.

In addition, any shares that qualify for sale by the selling shareholder pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The term “selling shareholder” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling shareholder as a gift, pledge distribution or other non-sale related transfer.

The selling shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of the selling shareholder’s purchases and sales of the shares. We will make copies of this prospectus available to the selling shareholder and have informed him of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, upon being notified by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or purchase by a broker or dealer, we will file a supplement to this prospectus. Such supplement will disclose:

•	the name of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•	other facts material to the transaction.

We will bear substantially all of the costs, expenses and fees in connection with the registration of the shares of our common stock, other than any commissions or discounts in connection with any sale of shares by the selling shareholder, which will be borne by the selling shareholder.

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

Baker & Daniels LLP, Indianapolis, Indiana, has given its opinion to us as to certain legal matters relating to the validity of the shares of our common stock to be offered by us and the selling shareholder by this prospectus. The selling shareholder and any underwriters will be advised about the other issues relating to any offering by their own respective legal counsel.

EXPERTS

The consolidated financial statements and related schedule of Interactive Intelligence, Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. We are subject to the information and periodic reporting requirements of the Exchange Act. In accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. Certain information is also available on our website at www.inin.com.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC:

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2006 Annual Meeting of Shareholders);

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

•	Current Reports on Form 8-K filed on January 5, 2006, February 23, 2006, March 17, 2006, May 23, 2006, May 31, 2006, July 21, 2006, and October 6, 2006; and

•	Description of our common stock contained in our registration statement on Form 8-A dated September 17, 1999.

In addition, we incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) until we have sold all of the common stock to which this prospectus relates or the offering is otherwise terminated.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.inin.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write us at the following address: Interactive Intelligence, Inc., 7601 Interactive Way, Indianapolis, IN 46278, Attention: Chief Financial Officer; (317) 872-3000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement, other than underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Amount to Be Paid
Securities and Exchange Commission registration fee	$6,824
Legal fees and expenses	40,000
Accounting fees and expenses	60,000
Printing and engraving expenses	10,000
Miscellaneous	5,000
Total	$121,824

Item 15. Indemnification of Directors and Officers

The Indiana Business Corporation Law provides that a corporation, unless limited by its articles of incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

As permitted by the Indiana Business Corporation Law, the Registrant's Restated Articles of Incorporation provide for indemnification of directors, officers, employees and agents of the Registrant against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer, employee or agent. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the board of directors must have determined, based upon a written finding of legal counsel or another independent referee, or a court of competent jurisdiction must have determined, that such persons acted in good faith in what they reasonably believed to be the best interest of the Registrant (or at least not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful). The Restated Articles of Incorporation authorize the Registrant to advance funds for expenses to an indemnified person, but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that such party is not entitled to indemnification.

The Registrant also has an Indemnity Agreement with each of its directors and executive officers. The standard for indemnification under the Indemnity Agreement is substantially the same as under the Registrant's Restated Articles of Incorporation. The Indemnity Agreement, however, provides for mandatory advancement of expenses if the indemnitee provides the Registrant with a written affirmation of the indemnitee's good faith belief that he or she is entitled to indemnification and a written undertaking to repay the advance if it is ultimately determined that the indemnitee is not entitled to indemnification. The undertaking need not be secured. The Indemnity Agreement also provides for mandatory advancement of expenses in derivative actions on behalf of the Registrant against an indemnitee.

The rights of indemnification provided by the Restated Articles of Incorporation and the Indemnity Agreements are not exhaustive and are in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of the Restated Articles of Incorporation and the Indemnity Agreements, the Registrant may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions.

In addition, the Registrant has a directors' and officers' liability and company reimbursement policy that insures against certain liabilities under the Securities Act, subject to applicable retentions.

Item 16. Exhibits

The list of exhibits is incorporated by reference from the Index to Exhibits on page E-1.

Item 17. Undertakings

A.  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on October 19, 2006.

INTERACTIVE INTELLIGENCE, INC.

By:	/s/ Donald E. Brown, M.D.
Donald E. Brown, M.D. Chairman, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald E. Brown, M.D. and Stephen R. Head, and each of them, as his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald E. Brown, M.D. Donald E. Brown, M.D.	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	October 19, 2006

/s/ Stephen R. Head Stephen R. Head	Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 19, 2006

/s/ Edward L. Hamburg, Ph.D. Edward L. Hamburg, Ph.D.	Director	October 19, 2006

/s/ Mark E. Hill Mark E. Hill	Director	October 19, 2006

Samuel F. Hulbert, Ph.D.	Director

William E. McWhirter	Director

/s/ Richard A. Reck Richard A. Reck	Director	October 19, 2006

S-1

INDEX TO EXHIBITS

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
4.1	Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-79509), filed on May 28, 1999)
4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-79509), filed on May 28, 1999)
5.1	Opinion of Baker & Daniels LLP
23.1	Consent of KPMG LLP
23.2	Consent of Baker & Daniels LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the Signature Page of this Registration Statement)
____________
* To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

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